Exhibit 99.1           Press Release

PRESS RELEASE
From:                  Massachusetts Fincorp, Inc.
Contact:               Paul C. Green
                       President and Chief Executive Officer
Corporate Office:      70 Quincy Avenue
                       Quincy, Massachusetts 02169
Telephone:             (617) 769-1100


FOR IMMEDIATE RELEASE:


          MASSACHUSETTS FINCORP, INC. ANNOUNCES ANNUAL MEETING DATE

      Quincy, Massachusetts, February 15, 2002 -- Massachusetts Fincorp, Inc. (OTCBB: MAFN) announced today that its Annual Meeting of Shareholders will be held on May 29, 2002 at 2:00 p.m., Eastern Time, at The Phillips Old Colony House, 780-900 Morrissey Boulevard, Boston, Massachusetts. The record date for shareholders entitled to vote at the Annual Meeting is April 12, 2002. As of February 15, 2002, the Company has 525,384 outstanding shares of common stock. The Company intends to distribute its proxy solicitation materials on approximately May 1, 2002.

      Massachusetts Fincorp, Inc. is a publicly-owned savings and loan holding company and the parent corporation of The Massachusetts Co-operative Bank, a Massachusetts stock co-operative bank offering traditional financial products and services. Massachusetts Co-operative Bank conducts business through its headquarters located at 70 Quincy Avenue, Boston, MA 02169, and its offices located in Boston and East Milton.